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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                 _______________


                                     FORM  8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                                 _______________


        Date of Report (Date of earliest event reported): AUGUST 7, 2001




                           BRIGHAM EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)



          DELAWARE                    000-22433                75-2692967
(State or other jurisdiction         (Commission             (IRS  Employer
    of  incorporation)              File  Number)          Identification  No.)

                            6300 BRIDGEPOINT PARKWAY
                             BUILDING TWO, SUITE 500
                              AUSTIN, TEXAS  78730
          (Address, including zip code, of principal executive offices)

       Registrant's telephone number, including area code:  (512) 427-3300


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Item  5.  OTHER  EVENTS.

     On August 7, 2001, the Registrant issued a press release announcing its operational results for the quarter ended June 30, 2001. The full text of the press release, other than (a) the fourth sentence of the first paragraph under the heading "Texas Gulf Coast"; (b) the second sentence of the second paragraph under the heading "Texas Gulf Coast" and (c) the second sentence of the fifth paragraph under the heading "Texas Gulf Coast", which is set forth in Exhibit
99.1 hereto, is filed and incorporated in this Report as if fully set forth herein.


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Item  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (c)     Exhibits

                 Item               Exhibit
                 ----               -------

                 99.1*              Operational  Press  Release  dated
                                    August  7,  2001.

--------
*  filed  herewith.


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Item  9.       REGULATION  FD  DISCLOSURE

     The fourth sentence of the first paragraph under the heading "Texas Gulf Coast", the second sentence of the second paragraph under the heading "Texas Gulf Coast" and the second sentence of the fifth paragraph under the heading "Texas Gulf Coast" of the press release, appearing in Exhibit 99.1 hereto, are not filed but are furnished pursuant to Regulation FD.


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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         BRIGHAM  EXPLORATION  COMPANY



Date:   August 7, 2001                   By:    /s/  Curtis  F.  Harrell
                                                -----------------------------
                                                Curtis  F.  Harrell
                                                Chief Financial Officer


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                                INDEX TO EXHIBITS

                     Item  Number               Exhibit
                     ------------               -------

                     99.1*                Press  Release  dated
                                          August  7,  2001.


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                                                                    EXHIBIT 99.1
[GRAPHIC  OMITED]
BRIGHAM                                                             NEWS RELEASE
EXPLORATION COMPANY                                        FOR IMMEDIATE RELEASE

BRIGHAM EXPLORATION ANNOUNCES MAJOR VICKSBURG FIELD DISCOVERY, OTHER RECENT DRILLING SUCCESSES AND RECORD SECOND QUARTER PRODUCTION VOLUMES

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     Austin,  TX  --  (Business  Wire)  -  August 7, 2001 -- Brigham Exploration
Company (NASDAQ:BEXP) today announced a significant new field discovery in the Vicksburg formation in Brooks County, Texas and a 90% net completion rate thus far in 2001. The Company also announced its fourth consecutive Frio bright spot discovery in Matagorda County, Texas, four additional Springer channel drilling successes in Blaine County, Oklahoma and its fourth consecutive successful oil well completion in West Texas. In addition, Brigham announced a record 68% growth in production volumes for the second quarter 2001 relative to the second quarter 2000.

TEXAS  GULF  COAST

     Triple  Crown  Field  Discovery  -  The Brigham-operated Dawson #1 well was
     -------------------------------
drilled as an exploratory test of one of several downthrown fault blocks adjacent to Brigham's Home Run Field in its Diablo 3-D Seismic Project in Brooks County, Texas. The Dawson #1 was drilled to a depth of 14,256 feet and encountered an apparent 149 feet of net pay in the Upper Vicksburg and 25 feet of net pay in the Lower Vicksburg sand intervals. Brigham retained a 50% working interest and 37.5% net revenue interest, which is subject to back-in working interests that would ultimately reduce Brigham's working interest in the well to 42% at 200% payout. Currently Brigham is perforating and stimulating the various pay intervals, with plans to commingle all productive upper and lower Vicksburg zones by late August. Brigham's 3-D interpretative mapping indicates that the Triple Crown Field should cover approximately 1,100 acres with estimated gross reserves ranging from 40 Bcfe to 200 Bcfe. The Company expects to spud its first development well of the Triple Crown Field some time in the third or fourth quarter.

     Bud Brigham, the Company's Chairman, CEO and President, stated, "We are extremely excited about this discovery and the impact we expect it to have on our Company's net asset value, particularly since it has substantially proven up the lowest downthrown fault block adjacent to our Home Run Field. We believe that the Triple Crown Field could ultimately produce between 15 and 75 Bcfe net to our Company. Further, it substantially reduces the risk of other untested fault blocks, given that each of these adjacent fault blocks are structurally low to the Home Run Field but flat or high to our Triple Crown Field discovery."

     Fifth  Consecutive  Completion  at  Home  Run  Field- In Brigham's Home Run
     ----------------------------------------------------
Field, which again is upthrown from the Company's new Triple Crown Field discovery, Brigham has successfully drilled and is currently completing its fourth development well since the discovery of the field in late 1999.

     The Palmer State #5, in which Brigham has retained a 34% working interest and 26% net revenue interest, encountered 49 net feet of apparent pay in the Lower Vicksburg formation. The Palmer #5 is an offsetting location to Brigham's recently completed Sullivan C-25 development well, which had comparable log characteristics and began producing to sales at a rate of 10 MMcf of natural gas and 700 barrels of condensate per day. The Company plans to fracture stimulate, commingle all Lower Vicksburg zones and begin producing the well to sales within the next 45 days.

     The four wells completed in the Home Run Field thus far have produced a cumulative 5.2 Bcfe to date. At year-end 2000, the Home Run Field included net booked proved reserves of 17 Bcfe as compared to total net reserve potential, once the field is fully developed, of approximately 45 Bcfe. A fifth development well is scheduled to spud at Home Run Field in the next several weeks, and a sixth development well may spud late in the fourth quarter of 2001 or early in the first quarter of 2002.


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Page 7


     Fourth  Consecutive Frio Bright Spot Discovery - During the second quarter,
     ----------------------------------------------
Brigham participated in the successful drilling of its fourth consecutive 3-D delineated Frio bright spot discovery in Matagorda County, Texas. Brigham retained a 20% working interest in the well, which logged an apparent 42 feet of net pay with 29% average porosity in multiple Lower Frio sands. Completion operations and pipeline construction are underway with sales expected to begin by mid-August. Brigham has one additional Frio well drilling, in which the Company retains a 31% working interest, and three additional Frio tests currently planned for the remainder of 2001.

ANADARKO  BASIN

     Four  Springer  Channel  Discoveries  -  In  the  second  quarter,  Brigham
     ------------------------------------
successfully completed four of five Springer channel wells drilled in Blaine County, Oklahoma. As a result, the Company has now successfully completed seven Springer channel discoveries in its last eight attempts. The previously announced Price 17-3 discovery began producing to sales in May at an initial rate of 2.8 MMcf of natural gas and 70 barrels of condensate per day, or 1.3 MMcfe net to Brigham's 41% net revenue interest.

     In July, Brigham completed two successful offsets to a discovery that was announced in the first quarter of 2001. The previously announced discovery well is currently producing approximately 6.8 MMcfe per day, or 1.4 MMcfe net to Brigham's interest. Brigham's first offset, in which the Company retained a 24% working interest and 20% net revenue interest, has been completed and is currently awaiting a pipeline connection. Brigham's second offset, in which the Company retained a 47% working interest and 38% net revenue interest, is currently being completed. Both wells are likely to begin producing to sales in late August at a combined rate of 4 to 10 MMcf of natural gas and 60 to 150 barrels of condensate per day, or 1.1 to 3.8 MMcfe net to Brigham's revenue interest.

     In addition, completion operations are currently underway on the Company's fourth successful Springer channel well for the quarter, in which Brigham retains a 51% working interest. This discovery should begin producing to sales by late August. The Company plans to drill one to two additional Springer channel tests during the second half of 2001.

WEST  TEXAS

     Fourth  Consecutive  West  Texas  Oil  Discovery  -  In  May, Brigham began
     ------------------------------------------------
producing to sales its fourth consecutive West Texas oil discovery, a Canyon Reef well that encountered approximately 179 feet of reef pay at a depth of approximately 9,400 feet. Since the well was brought on line in May, it has produced approximately 250 barrels of oil per day, or 1.2 MMcfe per day net to Brigham's 77% revenue interest. Brigham's four recent drilling successes in West Texas are currently producing approximately 570 barrels of oil per day net to Brigham's interest, or 63% of Brigham's average daily oil production rate for the fourth quarter of 2000. Brigham intends to continue to high-grade its inventory of West Texas prospects and may spud a number of additional wells in this province by year-end.

DRILLING  STATISTICS  AND  PRODUCTION  VOLUMES

     Thus far in its 2001 drilling program, Brigham has completed 16 wells (7.7 net) and plugged 3 wells (.8 net), yielding an 84% completion rate (90% net). Brigham currently has three wells (0.5 net) drilling with seven additional wells expected to spud in the next sixty days. In the second quarter, Brigham's production volumes averaged 20.7 MMcf of natural gas per day and 1,453 barrels of oil per day. Brigham's 29.5 MMcfe per day second quarter average production rate is approximately 68% greater than volumes produced in the second quarter of 2000 and 28% greater than volumes produced in the first quarter of 2001.

     Bud Brigham further indicated, "Our drilling successes have proven the quality and depth of our prospect inventory. Over 90% of our 2001 capital expenditures are planned for our five focus plays: the Vicksburg and Frio plays of the onshore Gulf Coast, the Springer and Hunton plays of the Anadarko Basin, and the Canyon Reef oil play in West Texas. In these focus plays we've successfully completed 22 wells in 23 attempts over the past eighteen months. Most of this drilling success occurred in the first half of 2001, generating substantial reserve additions and production volume growth for our shareholders. Given our current completions, the ongoing development of our Home Run Field, the planned development of our new Triple Crown Field discovery, and our high potential and, to date, highly successful exploration program, we expect continued reserve additions and production volume growth for the second half of 2001."


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Page 8


SECOND  QUARTER  2001  EARNINGS  RELEASE  AND  CONFERENCE  CALL  INFORMATION

     Brigham will issue a press release regarding its second quarter 2001 financial results after the close of market trading on Wednesday, August 8th. Brigham's management will host a conference call to discuss Brigham's operational and financial results for the second quarter ended June 30, 2001 with investors, analysts and other interested parties on Thursday, August 9, at 9:00 am Central time. To participate in the call, please dial 888-343-7167 and ask for the Brigham Exploration conference call (conference reservation number 19447498). A telephone recording of the conference call will be available to interested parties approximately one hour after the call is completed through 5:00 p.m. Central time on Tuesday, August 14th. To access the recording, please dial 800-633-8284. In addition, a live and archived web cast of the conference call will be available over the Internet at either www.bexp3d.com or www.streetevents.com.

ABOUT  BRIGHAM  EXPLORATION

     Brigham Exploration Company is an independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore and develop onshore domestic natural gas and oil provinces. For more information about Brigham Exploration, please visit our website at www.bexp3d.com or contact Investor Relations at 512-427-3444.


FORWARD  LOOKING  STATEMENTS  DISCLOSURE

     Except for the historical information contained herein, the matters discussed in this news release are forward looking statements that are based upon current expectations. Important factors that could cause actual results to differ materially from those in the forward looking statements include risks inherent in exploratory drilling activities, the timing and extent of changes in commodity prices, unforeseen engineering and mechanical or technological difficulties in drilling wells, availability of drilling rigs, land issues, federal and state regulatory developments and other risks more fully described in the company's filings with the Securities and Exchange Commission.

Contact:     John  Turner,  Manager  of  Finance  and  Investor  Relations
             (512)  427-3300  /  investor@bexp3d.com


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